POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes the Chief Financial Officer or Edward T. Shonsey or Martin A.
Sabarsky of Diversa Corporation, the undersigned's true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of DIVERSA
CORPORATION (the Company), Forms 3, 4, and 5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-
in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 2ND day of November, 2004.

/s/  GARY W. NOON

Name:  GARY W. NOON